Exhibit 3(b)

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

LG&E AND KU ENERGY LLC

This Amended and Restated Operating Agreement (“Agreement”) is made and entered into as of the 1st day of November 2010, by PPL Corporation, a Pennsylvania corporation (“PPL”). The foregoing party, and any others later admitted as members under this Agreement are referred to herein as the “Members.”  For purposes of this Agreement, the term “Members” includes all persons then acting in such capacity in accordance with the terms of this Agreement.

RECITALS:

A.                                   PPL is the sole Member of LG&E and KU Energy LLC (“LKE” or the “Company”).

B.                                     The Member desires that the Company be governed in accordance with the terms of this Agreement.

AGREEMENT:

NOW, THEREFORE, the Member hereby agrees as follows:

1.                                      FORMATION AND MEMBERS.

1.1                               Formation.  The Member does hereby form the Company pursuant to the provisions of the Kentucky Limited Liability Company Act (“Act”).

1.2                               Members.  The name, business address and number of Units of participation held by the Member is set forth on Annex A.  Annex A will be amended from time to time by the Company’s officers to reflect a current listing of the Company’s Members, their respective addresses and number of units.

1.3                               Issuance of Additional Units of Participation and Admission of Additional Members.  The Board of Directors will have the discretion to issue Units of participation, so long as the Company receives adequate consideration in the form of cash, other property or services for such Units.  With the consent of the Members, the Board of Directors may issue Units with economic or voting preferences.  If preferred Units are issued, then the President will provide each Member with a description of the Company’s capitalization after such issuance, including the relative rights and preferences of each class of the Company’s Units.  The provisions of this Agreement addressing distributions and allocations are subject to, upon consent of the Members, modification through the issuance of preferred Units.  In connection with the issuance of additional Units, whether or not preferred, the Board of Directors will have the right to admit additional persons as Members.  A prerequisite to admission to membership in the Company shall be the written agreement by the additional Member to be bound by the terms of this Agreement.

1.4                               Initial Contributions.  The initial capital contribution required for issuance of Units to a Member will be determined by the Board of Directors and set forth in a subscription or contribution agreement to be executed by the Member and the Company.  Upon receipt of the subscription payment or capital contribution set forth in the agreement, a Unit will be fully paid and nonassessable.  The Company’s books and records will reflect the aggregate capital contributions made with respect to each of the Company’s issued and outstanding Units.

2.                                      NAME AND OFFICE.

2.1                               Name.  The name of the Company shall be LG&E and KU Energy LLC.

2.2                               Principal Office.  The principal office of the Company shall be at 220 West Main Street, Louisville, Kentucky 40202, or at such other place as shall be determined by the Board (as hereinafter defined) from time to time.  The books of the Company shall be maintained at the principal office or such other place that the Board shall deem appropriate.  The Company shall designate an agent for service of process in Kentucky in accordance with the provisions of the Act.  The Company shall maintain, at the Company’s principal office, those items referred to in KRS 185(1).

3.                                      PURPOSE AND TERM.

3.1                               Purpose.  The purpose of the Company is to engage in all lawful activities in which a limited liability company may engage under the Act.

3.2                               Company’s Power.  In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power to do any and all things whatsoever necessary, appropriate or advisable in connection with such purpose, or as otherwise contemplated in this Agreement.

3.3.                            Term.  The term of the Company shall commence upon the filing of Articles of Organization with the Kentucky Secretary of State’s office, and shall continue until dissolved in accordance with Section 14.

4.                                      CAPITAL.

4.1                               Capital Structure.  The total number of units (“Units”) which the Company is authorized to issue is 10,000,000 Units.  The Units shall have identical powers, preferences, limitations and relative rights, and shall have one vote per Unit.  The holders of Units shall be entitled to receive, to the extent permitted by law, such distributions as may be declared from time to time by the Board.

4.2                               No Liability of Members.  Except as otherwise specifically provided in the Act, no Member shall have any personal liability for the obligations of the Company.  No Member shall be obligated to contribute funds or loan money to the Company.

4.3                               No Interest on Capital Contributions.  No Member shall be entitled to interest on any capital contributions made to the Company.

4.4                               No Withdrawal of Capital.  No Member shall be entitled to withdraw any part of such Member’s capital contributions to the Company, except as specifically provided in this Agreement.  No Member shall be entitled to demand or receive any property from the Company other than cash, except as otherwise expressly provided for herein.

5.                                      ACCOUNTING.

5.1                               Books and Records.  The Company shall maintain full and accurate books of the Company at the Company’s principal place of business, or such other place as the Board shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company’s business and affairs.  Upon reasonable request of a Member, such books and records shall be open to the inspection and examination by such Member in person or by the Member’s duly authorized representatives during normal business hours and may be copied at the Member’s expense.

5.2                               Fiscal Year.  The fiscal year of the Company shall end on December 31 of each calendar year.

6.                                      BANK ACCOUNTS.

6.1                               Bank Accounts.  All funds of the Company shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the Board.  Withdrawals therefrom shall be made upon such signature or signatures as the Board may designate.  Company funds shall not be commingled with those of any other person or entity.

7.                                      TREATMENT AS CORPORATION FOR INCOME TAX PURPOSES.

7.1                               Corporate Tax Treatment.  It is the intention of the Members that the Company be treated as a corporation for Federal, state and local income tax purposes, and no Member shall take any position or make any election, in a tax return or otherwise, inconsistent with such treatment.  The Company shall make such election as is necessary for the Company to be treated as a corporation for income tax purposes.  Upon consent of the Members, the Board of Directors may change the tax treatment of the Company.

8.                                      BOARD OF DIRECTORS.

8.1                               General Powers.  All powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors.

8.2                               Number, Election and Term.  The Board shall consist of not less than one individual, the exact number of which shall be determined by the directors from time to time.  Directors shall be elected at the first annual Members’ meeting and at each annual meeting thereafter.  A decrease in the number of directors shall not shorten an incumbent director’s term.  Each director shall hold office until the next annual meeting of Members or until removed.  Despite the expiration of a director’s term, such director shall continue to serve until the director’s successor is elected and qualifies, until there is a decrease in the number of directors or until the director is removed.

8.3                               Resignation of Directors.  A director may resign at any time by delivering written notice to the Board, its Chairman (as hereinafter defined), if any, or the Company.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

8.4                               Removal of Directors by Members.  A director shall be removed by the Members only at a meeting called for the purpose of removing such director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.  The Members may remove one or more directors with or without cause.  A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.

8.5                               Vacancy on Board.  If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the Board shall fill the vacancy, and if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

8.6                               Compensation of Directors.  The Board may fix the compensation of directors.  No such compensation shall preclude any director from serving the Company in any other capacity and from receiving compensation therefor.

8.7                               Meetings.  The Board may hold regular or special meetings in or out of the Commonwealth of Kentucky.  The Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

8.8                               Special Meetings.  Special meetings of the Board may be called by, or at the request of, the Chairman, if any, or the chief executive officer of the Company.  All special meetings of the Board shall be held at the principal office or such other place as may be specified in the notice of the meeting.

8.9                               Action Without Meetings.  Any action required or permitted to be taken at a Board meeting may be taken without a meeting if the action is taken by all members of the Board.  The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Company for inclusion in the minutes or for filing with the Company.

8.10                        Notice of Meeting.  Regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting.  Special meetings of the Board shall be preceded by at least two days notice of the date, time and place of the meeting.  The notice shall not be required to describe the purpose of the special meeting.  The notice provisions of Section 12.6 shall be applicable to notices given to directors.

8.11                        Waiver of Notice.  A director may waive any notice required by this Agreement before or after the date and time stated in the notice.  Except as otherwise provided in this Section 8.11, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes of Company records.  A director’s attendance at or participation in a meeting shall waive any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

8.12                        Quorum and Voting.  Six out of seven of the current members of the Board shall constitute a quorum of the Board.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board.  A director who is present at a meeting of the Board or a committee of the Board when action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting or the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting.  The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

8.13                        Chairman and Vice-Chairman of the Board.  The Board may appoint one of its members Chairman of the Board (“Chairman”).  The Board may also appoint one of its members as Vice-Chairman of the Board, and such individual shall serve in the absence of the Chairman and perform such additional duties as may be assigned to such person by the Board.

9.                                      EXECUTIVE AND OTHER COMMITTEES.

9.1                               Executive Committee.  The Board, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under Section 8.12, may create and appoint from among its members an Executive Committee consisting of two or more directors, who shall serve at the pleasure of the Board.

9.2                               Authority of Executive Committee.  When the Board is not in session, the Executive Committee shall have and may exercise all of the authority of the Board, unless otherwise specified by the resolution appointing the Executive Committee.  Neither the Executive Committee, nor any other committee created by the Board shall have the authority to (i) authorize distributions (ii) approve or propose to Members action that this Agreement requires be approved by Members, (iii) fill vacancies on the Board or on any of its committees, (iv) amend this Agreement, (v) authorize or approve reacquisition of Units, except according to a formula or method prescribed by the Board, or (vi) authorize or approve the issuance or sale or contract for sale of Units, or determine the designation and relative rights, preferences and limitations of a class or series of Units, except that the Board may authorize a committee (or a senior officer of the Corporation) to do so within limits specifically prescribed by the Board.

9.3                               Tenure and Qualifications.  Each member of the Executive Committee shall hold office until the next annual meeting of the Board following such member’s designation and until such member’s successor shall be duly designated and qualified.

9.4                               Meetings.  Sections 8.7 through 8.11, which address meetings, action without meeting, notice of meeting and waiver of notice with respect to the Board shall apply to the Executive Committee and its members as well.

9.5                               Quorum and Voting.  A majority of the number of members appointed by the Board shall constitute a quorum of the Executive Committee.  If a quorum is present when a vote is taken, the affirmative vote of a majority of members present shall be the act of the Executive Committee.  A member who is present at a meeting of the Executive Committee when corporate action is taken shall be deemed to have assented to the action taken unless (i) such member objects at the beginning of the meeting, or promptly upon such member’s arrival, to holding it or transacting business at the meeting, or (ii) such member’s dissent or abstention from the action taken is entered in the minutes of the meeting, or such member delivers written notice of the member’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting.  The right of dissent or abstention shall not be available to a member who votes in favor of the action taken.

9.6                               Vacancies.  Any vacancy in the Executive Committee may be filled by a resolution adopted by the Board in accordance with Section 9.1.

9.7                               Resignations and Removals.  Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by the Board in accordance with Section 9.1.  Any member of the Executive Committee may resign from the

Executive Committee at any time by giving written notice to the Board, and resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

9.8                               Other Committees.  The Board, by resolution adopted by the greater of a majority of all directors in office when the action is taken, or the number of directors required to take action under Section 8.12, may create and appoint from among its members such other committees, consisting of two or more Board members, as from time to time it may consider necessary or appropriate to conduct the affairs of the Company.  Each such committee shall have such power and authority as the Board may, from time to time, legally establish for it.  The tenure and qualifications of the members of each committee, the time, place and organization of such committee’s meetings, the notice required to call any such meeting, the number of members of each such committee that shall constitute a quorum, the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present, the action that any such committee can take without a meeting, the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board relative to such matters.

10.                               OFFICERS.

10.1                        Authorized Officers.  The Company is authorized to have the officers described in this Agreement or appointed by the Board in accordance with this Agreement.  The President may appoint one or more officers or assistant officers.  The same individual may simultaneously hold more than one office in the Company.  Section 10.10 delegates to the Secretary, if such office be created and filled, the required responsibility of preparing minutes of the directors’ and Members’ meetings and for authenticating records of the Company.  If such office shall not be created and filled, then the Board shall delegate to one of the officers of the Company such responsibility.

10.2                        Duties of Officers.  Each officer of the Company shall have the authority and shall perform the duties set forth in this agreement for such office or, to the extent consistent with this Agreement, the duties prescribed by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers.

10.3                        Appointment and Term of Office.  The officers of the Company shall be appointed by the Board at the first, and thereafter at each annual, meeting of the Board.  If the appointment of officers shall not be made at any such meeting, such appointment shall be made as soon thereafter as is practicable by the Board or the President.  Vacancies may be filled or new offices created and filled by the President or at any meeting of the Board.  Each officer shall hold office until such officer’s successor shall be duly appointed or until the officer’s death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

10.4                        Resignation and Removal of Officers.  An officer may resign at any time by delivering notice to the Company.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date.  The Board may remove any officer at any time with or without cause.

10.5                        Contract Rights of Officers.  Appointment of an officer or agent shall not of itself create contract rights.  An officer’s removal shall not affect the officer’s contract rights, if any, with the Company.  An officer’s resignation shall not affect the Company’s contract rights, if any, with the officer.

10.6                        Chairman of the Board.  The Chairman, if that office be created and filled, may, at the discretion of the Board, be the chief executive officer of the Company and, if such, shall, in general, supervise and control the affairs and business of the Company, subject to control by the Board.  The Chairman shall preside at all meetings of the Members and the Board.

10.7                        President.  The President, if that office be created and filled, shall be the chief executive officer of the Company, unless a Chairman is appointed and designated chief executive officer pursuant to Section 10.6.  If no Chairman has been appointed, or, in the absence of the Chairman, the President shall preside at all meetings of the Members and of the Board.  The President may sign certificates for Units, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed.  The President shall, in general, perform all duties incident to the office of President of a Kentucky corporation and such other duties as may be prescribed by the Board or the Chairman from time to time.  Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Company to attend, act and vote in person or by proxy at any meetings of shareholders of any corporation in which the Company may hold stock, and at any such meeting shall hold and may exercise all rights incident to the ownership of such stock which the Company, as owner, would have had and could have exercised if present.  The Board may confer like powers on any other person or persons.

10.8                        Vice President.  In the absence of the President, or in the event of the President’s death, inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), if that office be created and filled, shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  Any Vice President may sign, with the Secretary or an assistant secretary, certificates for Units and shall perform such other duties as from time to time may be assigned to such person by the Chairman, the President or by the Board.

10.9                        Treasurer.  The Treasurer, if that office be created and filled, shall have charge and custody of, and be responsible for, all funds and securities of the Company, receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 6.1, and in general, perform all the duties incident to the office of Treasurer of a Kentucky corporation and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of such officer’s duties in such sum and with such surety or sureties as the Board shall determine.

10.10                 Secretary.  The Secretary, if that office be created and filled, shall keep the minutes of the Members’ meetings and of the Board’s meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of this Agreement or as required by law, be custodian of the Company records and of the seal, if any, of the Company, be responsible for authenticating records of the Company, keep a register of the mailing address of each Member, which shall be furnished to the Secretary by each Member, sign with the President or a Vice President certificates for Units, have general charge of the transfer books of the Company, and in general, perform all duties incident to the office of Secretary of a Kentucky corporation and such other duties as from time to time may be assigned to such person by the Chairman, the President or the Board.

10.11                 Assistant Treasurers and Assistant Secretaries.

(a)  Assistant Treasurer.  The Assistant Treasurer, if that office be created and filled, shall, if required by the Board, give bond for the faithful discharge of such officer’s duty in such sum and with such surety as the Board shall determine.

(b)  Assistant Secretary.  The Assistant Secretary, if that office be created and filled, and if authorized by the Board, may sign, with the President or Vice Presidents, certificates for Units.

(c)  Additional Duties.  The Assistant Treasurers and Assistant Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, the President or the Board.

11.                               STANDARD OF CARE OF DIRECTORS AND OFFICERS; INDEMNIFICATION.

11.1                        Standard of Care.  The directors and officers of the Company shall not be liable, responsible or accountable in damages to any Member or the Company for any act or omission on behalf of the Company performed or omitted by them in good faith and in a manner reasonably believed by them to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

11.2                        Indemnification.

(a)  To the fullest extent permitted by the Act, the Company shall indemnify each director or officer of the Company against reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively

“Liability”), incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party  because such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided that (i) the director or officer acted in good faith and in a manner reasonably believed by the director or officer to be in the best interests of the Company or, in the case of an employee benefit plan, the interests of the participants and beneficiaries, (ii) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe the conduct unlawful,  (iii) in connection with a proceeding brought by or in the right of the Company, the officer or director was not adjudged liable to the Company, and (iv) the officer or director was not adjudged liable in a proceeding charging improper personal benefit.  A director or officer shall be considered to be serving an employee benefit plan at the Company’s request of such person’s duties to the Company also impose duties on or otherwise involve services by such person to the plan or to participants in or beneficiaries of the plan.

(b)  To the fullest extent permitted by the Act, the Company shall pay or reimburse reasonable expenses (including reasonable attorneys’ fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceeding if:

(1)  The director or officer furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct described in Section 11.1;

(2)  The director or officer furnishes the Company a written undertaking, executed personally or on the director’s or officer’s behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct.  Such undertaking shall be an unlimited general obligation of the director or officer, but shall not be required to be secured and may be accepted without reference to financial ability to make repayment.

(3)  A determination is made that the facts then known to those making the determination would not preclude indemnification under the provisions of this Section 11.2.

(c)                                  The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Section 11.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, action of Members or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office of the Company, shall continue as to a person who has ceased to be a director or officer of the Company, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d)                                 Any repeal or modification of this Section 11.2 by the Board or Members shall not adversely affect any right or protection of a director or officer of the Company under this Section 11.2 with respect to any act or omission occurring prior to the time of such repeal or modification.

12.                               MEMBERS.

12.1                        Annual Meeting.  The annual meeting of the Members shall be held at such time, place and on such date as the chief executive officer may designate within or without the Commonwealth of Kentucky.  The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it.  If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the Members to be held as soon thereafter as may be practicable.

12.2                        Special Meeting.  Special meetings of the Members may be called by the chief executive officer or the Board, and shall be called by the chief executive officer at the demand of the holders of at least 20% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, provided that such requisite number of Members sign, date and deliver to the Secretary of the Company one or more written demands for the meeting describing the purpose or purposes for which it is to be held.  Unless otherwise fixed in this Agreement, the record date for determining Members entitled to demand a special meeting shall be the date the first Member signs the demand.

12.3                        Place of Members’ Meeting.  The Board may designate any place within or without the Commonwealth of Kentucky as the place for any meeting of Members called by the Board.  If no designation of place is properly made, the place of the meeting shall be at the principal office.  If a meeting is called at the demand of the Members and they designate any place, either within or without the Commonwealth of Kentucky, as the place for the holding of such meeting, the meeting shall take place at the place designated.  If no designation is properly made, the place of meeting shall be at the principal office.

12.4                        Action Without Meeting.

(a)                                  Action.  Any action required or permitted by the Act or this Agreement to be taken at a Members’ meeting may be taken without a meeting and without prior notice if the action is taken by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all of the Units entitled to vote at a meeting were present and voted.  The action taken under this Section 12.4 shall be evidenced by one or more written consents describing the action taken, signed by the Members taking the action, and delivered to the Company for inclusion in the minutes or filing with the Company records.  Action taken under this Section 12.4 shall be effective when consents representing the votes necessary to take the action are delivered to the Company or upon delivery of the consents representing the necessary votes, or such different date specified in the consent.  A consent under this Section 12.4 shall have the effect of a vote at a meeting and may be described as such in any document.

(b)                                  Notice to Other Members.  Prompt notice of the taking of any action by Members without a meeting under this Section 12.4 by less than unanimous written consent of the Members entitled to vote shall be given to those Members entitled to vote on the action who have not consented in writing.

12.5                        Notice of Meeting.  The Company shall notify Members of the date, time and place of each annual or special Members’ meeting no fewer than 10, nor more than 60, days before the meeting date.  Unless the Act or this Agreement requires otherwise, the Company shall be required to give notice only to Members entitled to vote at the meeting and notice of an annual meeting shall not be required to include a description of the purpose or purposes for which the meeting is called.  Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

12.6                        Form of Notice.  Notice under this Agreement shall be in writing unless oral notice is reasonable under the circumstances.  Notice may be communicated in person, or by telephone, telegraph, teletype, telephonic facsimile transmission or other form of wire or wireless communication, or by mail or local private courier service or by a nationally recognized overnight courier service.  If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.  Written notice by the Company to its Members, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the Member’s address shown in the Company’s current record of Members.  Written notice to the Company may be addressed to its registered agent at its registered office or to the Company or its Secretary at its principal office.  Except as otherwise provided in this Section 12.6, written notice, if in a comprehensible form, shall be effective at the earliest of (i) when received, or (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed or on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Oral notice shall be effective when communicated if communicated in a comprehensible manner.

12.7                        Waiver of Notice.  A Member may waive any notice required by this Agreement before or after the date and time stated in the notice.  The waiver shall be in writing, be signed by the Member entitled to the notice and be delivered to the Company for inclusion in the minutes or filing with the Company records.  A Member’s attendance at a meeting shall waive objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  A Member’s attendance at a meeting shall be deemed a waiver of any objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

12.8                        Record Date.  The Board may fix a record date of Members of not more than 70 days before the meeting or action requiring a determination of Members in order to determine the Members entitled to notice of a Members’ meeting, to demand a special meeting, to vote or to take any other action.  A determination of Members entitled to notice of, or to vote at, a Members’ meeting shall be effective for any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  If not otherwise fixed by the Board in accordance with this agreement, the record date for determining Members entitled to notice of and to vote at an annual or special Members’ meeting shall be the day before the first notice is delivered to Members, and the record date for any consent action taken by Members without a meeting and evidenced by one or more written consents shall be the first date upon which a signed written consent setting forth such action is delivered to the Company at its principal office.

12.9                        Members’ List for Meeting.  After fixing a record date for a meeting, the Company shall prepare a complete list of the names of all the Company’s Members who are entitled to notice of a Members’ meeting.  The list shall be arranged by voting group and show the address of, and number of Units held by, each Member.  The Members’ list shall be available for inspection by any Member beginning five business days before the meeting for which the list was prepared and continuing through the meeting, at the Company’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A Member, or the Member’s agent or attorney, shall be entitled on written demand to inspect and to copy the list during regular business hours and at the Member’s expense, during the period it is available for inspection provided the demand is made in good faith and for a proper purpose.  The Company shall make the list of Members available at the meeting and any Member, or the Member’s agent or attorney, shall be entitled to inspect the list at any time during the meeting or any adjournment.  Refusal or failure to prepare or make available the Members’ list shall not affect the validity of any action taken at the meeting.

12.10                 Proxies.  At all meetings of Members, the Members may vote their Units in person or by proxy.  A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment form, either personally or by the Member’s duly authorized attorney-in-fact.  An appointment of a proxy shall be effective when the appointment form is received by the Secretary, or other officer or agent authorized to tabulate votes.  An appointment shall be valid for 11 months unless a longer, or shorter, period is expressly provided in the appointment form.  An appointment of proxy shall be revocable by the Member unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.  The revocation of an appointment of proxy shall not be effective until the Secretary or such other officer or agent authorized to tabulate votes has received written notice thereof.  All proxies shall be filed with the Secretary or the person authorized to tabulate votes before or at the time of the meeting.

12.11                 Quorum and Voting Requirements.  Members shall be entitled to take action on a matter at a meeting only if a quorum exists.  Unless this Agreement provides otherwise, a majority of those votes entitled to be cast on the matter shall constitute a quorum for action on that matter.  Once a Unit is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.  Except as otherwise required by the Act, if a quorum exists, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.

12.12                 Voting of Units by Certain Holders.

(a)  Units Held by Corporations.  Units standing in the name of a corporation, domestic or foreign, may be voted by either any officer of that corporation or by proxy appointed by any officer of that corporation, unless the board of directors of such corporation authorizes another person to vote such Units.

(b)  Units Held by Estate or Guardian.  Units held by an administrator, executor, guardian or conservator may be voted by such person or entity, either in person or by proxy, without a transfer of such Units into the name of such person or entity.  Units standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote Units held by the trustee without a transfer of such Units into the trustee’s name.

(c)  Units Held by Receiver.  Units standing in the name of a receiver may be voted by such receiver, and Units held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d)  Units Held Jointly.  Where Units are held jointly, such Units may be voted by any of the co-owners appearing to act on behalf of all of the co-owners.

(e)  Hypothecated Units.  A Member whose Units are pledged shall be entitled to vote such Units until the Units have been transferred into the name of the pledge, and thereafter, the pledge shall be entitled to vote the Units so transferred.

(f)  Rejection of Votes.  The Company shall be entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the member.

(g)  Acceptance of Votes.  If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a Member, the Company, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Member.  For purposes of this Section 12.12, a telegram or telephonic facsimile transmission appearing to have been transmitted by the proper person, or a photocopy or equivalent reproduction of a writing appointing a proxy may be accepted by the Company if acting in good faith as a sufficient, signed appointment form.

(h)  Discrepancy in Signature of Member.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its Member, the Company, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Member if:

(1)  the Member is an entity and the name signed purports to be that of an officer or agent of the entity;

(2)  the name signed purports to be that of an administrator, executor, guardian or conservator representing the Member and, if the Company requests, evidence of fiduciary status acceptable to the Company has been presented with respect to the vote, consent, waiver or proxy appointment;

(3)  the name signed purports to be that of a receiver or trustee in bankruptcy of the Member and, if the Company requests, evidence of this status acceptable to the Company has been presented with respect to the vote, consent, waiver or proxy appointment;

(4)  the name signed purports to be that of a pledge, beneficial owner or attorney-in-fact of the Member and, if the Company requests, evidence acceptable to the Company of the signatory’s authority to sign for the Member has been presented with respect to the vote, consent, waiver or proxy appointment; or

(5)  two or more persons are the Member as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(i)  Relief From Liability if Acting in Good Faith.  The Company and its officers or agents who accept or reject a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this Section 12.12 shall not be liable in damages to the Member for the consequences of the acceptance or rejection.  Any action of the Company or its officers or agents based upon the acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section 12.12 is valid unless a court of competent jurisdiction determines otherwise.

12.13                 Cumulative Voting for Directors.  At each election for directors, each Member entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as the Member shall be entitled to vote under this Agreement, multiplied by the number of directors to be elected at such election.  Each Member may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.  Directors shall not be elected in any other manner.

12.14                 Voting Rights of the Members.  The consent of the Members shall be required for each of the following actions:

(a)                                        A sale, lease, exchange, merger, consolidation or other disposition by the Company of all, or substantially all, of its property other than in the usual and regular course of business (a “Transaction”).

(b)                                       Any action concerning any executive officer of the Company or any other officer of the Company who is a vice president or above and who has or will have any written agreements with respect to his or her employment or severance with the Company or any of its subsidiaries (“Key Employees”) involving (i) the compensation of any Key Employee; (ii) the hiring or separation of any Key Employee, including adopting, entering into or modifying any agreement, severance plan or other benefit arrangement to which the Key Employee is a party or in which the Key Employee is a participant; or (iii) any change or proposed change to the title, duties, authorities or responsibilities of any Key Employee (an “Action”).

All Members, whether or not entitled to vote, shall be given notice of the Members’ meeting at which such Transaction or Action is to be voted upon.  Such notice shall state that the purpose, or one of the purposes, of the meeting is to consider Transaction or Action.

13.                               CERTIFICATES FOR UNITS; TRANSFERS.

13.1                        Certificates for Units.  Certificates representing Units shall be in such form as may be determined by the Board.  Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, if such offices be created and filled, or signed by two officers designated by the Board to sign such certificates.  If a seal has been adopted, such certificates may bear such seal or its facsimile.  The signature of such officers upon such certificates may be signed manually or by facsimile.  All certificates for Units shall be consecutively numbered.

13.2                        Transfer of Units on Company’s Books.  Transfer of Units shall be made only on the books of the Company by the registered holder thereof, or by the registered holder’s legal representative who shall furnish proper evidence of authority to transfer, or by the registered holder’s attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the secretary, and on surrender for cancellation of the certificate for such Units.  The person in whose name Units stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

13.3                        Assignment.  The Member may freely assign its Units.  The transferee of any Units shall automatically become a substitute Member in the place of the transferor Member with respect to the Units transferred.

14.                               DISSOLUTION.

14.1                        When Dissolution Occurs.  Except as otherwise specifically provided in the Act, the Company shall dissolve upon, but not before, the decision of the Board and the Members to dissolve the Company.  Dissolution of the Company shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company shall have been distributed as provided in Section 14.2.  Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

14.2                        Distributions Upon Dissolution.  Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:

(a)  First, to the payment and discharge of all of the Company’s debts and liabilities, to the necessary expenses of liquidation and to the establishment of any reserves which the Board determines to create for unmatured and/or contingent liabilities or obligations of the Company.

(b)  Second, to the Members, in accordance with the number of Units owned by each of them.

15.                               NO RIGHT OF WITHDRAWAL.

15.1                        No Right of Withdrawal.  A Member may not withdraw from the Company voluntarily and receive payment for the Member’s Units.

16.                               EMERGENCY PROVISIONS.

16.1                        Adoption of Emergency Provisions.  The provisions of this Section 16 (“Emergency Provisions”) shall be operative during any emergency.  An emergency shall exist for purposes of this Section 16.1 if a quorum of the Board cannot readily be assembled because of some catastrophic event.  All provisions of this Agreement which are consistent with the Emergency Provisions shall remain effective during the emergency.  The Emergency Provisions shall not be effective after the emergency ends.

16.2                        Emergency Provisions.

(a)  Call of Meeting.  A meeting of the Board may be called by any officer or director of the Company.  Notice of the time and place of the meeting need be given by the person calling the meeting to such of the directors as it may be practicable to reach and may be given in any practicable manner, including by publication or radio.  Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b)  Quorum.  The director or directors in attendance at the meeting shall constitute a quorum.

(c)  Lines of Succession.  The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency, any or all directors, officers, employees or agents of the Company shall, for any reason, be rendered incapable of discharging their duties.

(d)  Change in Principal Office.  The Board, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal or regional offices, or authorize the officers to do so.

(e)  Liability of Officers and Directors.  All Company action taken in good faith in accordance with the Emergency Provisions shall bind the Company and shall not be used to impose liability on a director, officer, employee or agent of the Company.

16.3                        Changes in Emergency Provisions.  The Emergency Provisions shall be subject to repeal or change by further action of the Board or by action of the Members, but no such repeal or change shall modify the provisions of this Section 16.3 with regard to action taken prior to the time of such repeal or change.

17.                               AMENDMENT.

17.1                        Amendment of Agreement.  Except as otherwise specifically provided in this Agreement, this Agreement may be modified or amended from time to time only upon the consent of the holders of a majority of the Units.

18.                               GENERAL.

18.1                        Captions; Section References.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof.  All references herein to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

18.2                        Number and Gender.  Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

18.3                        Severability.  If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to the other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.4                        Binding Agreement.  Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective executors, administrators, heirs, successors and assigns.

18.5                        Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

18.6                        Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

18.7                        Counterparts.  This Agreement may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement, binding upon the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

IN WITNESS WHEREOF, the Member has duly executed this Agreement as of the day and year first above written.

PPL CORPORATION

BY:	/s/ Robert J. Grey
Robert J. Grey
Senior Vice President, General
Counsel and Secretary

ANNEX A

TO

OPERATING AGREEMENT

OF

LG&E AND KU ENERGY LLC

Current Members

Member Name	Business Address	Number of Units

PPL CORPORATION	Two North Ninth Street	1001
	Allentown, PA 18101

Dated:	November 1, 2010